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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ----------------------------

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                         ----------------------------

               Date of Report (Date of earliest event reported):
                               January 26, 2001


                            SCOTSMAN HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)




            Maryland                    033-78954               52-1862719
 (State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
        of Incorporation)                                   Identification No.)


                            8211 Town Center Drive
                           Baltimore, Maryland 21236
         (Address of principal executive offices, including zip code)
      Registrant's telephone number, including area code: (410) 931-6000
                                Not Applicable
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS


     On January 26, 2001, Williams Scotsman, Inc., the Company's wholly-owned subsidiary, and its bank lenders entered into an amendment of its credit agreement to (i) increase the $540 million revolving credit commitment by an aggregate amount not to exceed an additional $60 million on or prior to March 26, 2001; (ii) reduce the minimum required interest coverage ratio to 1.90x; and
(iii) extend the deadline for Permitted Sale-Leaseback transactions to 5/21/02 and increase the allowable amount of cash proceeds from such Permitted Sale-Leaseback transactions to $75 million.

     The registrant attaches as Exhibit 99.1 to, and incorporates by reference in, this current report on Form 8-K, the Third Amendment to the Credit Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
(c) Exhibits.

Exhibit No.       Description

99.1 Form of Third Amendment, dated January 26, 2001, to the Credit Agreement, among Williams Scotsman, Inc., Bankers Trust Company, Commercial Corporation, Bank of America Business Credit, and Goldman Sachs Credit Partners L.P. and the lenders party thereto.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SCOTSMAN HOLDINGS, INC.


                                    By: /s/ Gerard E. Keefe
                                    ---------------------------------
                                          Name:  Gerard E. Keefe
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

Dated:  February 7, 2001



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                            SCOTSMAN HOLDINGS, INC.
                          CURRENT REPORT ON FORM 8-K
                         REPORT DATED JANUARY 26, 2001

                                 EXHIBIT INDEX

                            EXHIBIT NO. DESCRIPTION

99.1 Form of Third Amendment, dated January 26, 2001, to the Credit Agreement, among Williams Scotsman, Inc., Bankers Trust Company, Commercial Corporation, Bank of America Business Credit, and Goldman Sachs Credit Partners L.P. and the lenders party thereto.

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